Example Template : 77O



DEUTSCHE STRATEGIC INCOME TRUST


N-Sar June 1, 2016 - November 30, 2016




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
AK Steel Corp	001546AT7	6/14/2016
	$100.0	$380,000,000	$100,000	0.03%
	CITI,CS,DB,GS,JPM,ML,WELLS	BANK OF
AMERICA NA
Diamond 1 Finance Corp / Diamond 2 Finance Corp
	25272KAW3	6/8/2016		$100.0
	$1,652,000,000	$125,000	0.01%
	BCLY,CITI,CS,DB,GS,JPM	JPMORGAN SECURITIES
INC
Albertsons Cos LLC / Safeway Inc / New Albertson's Inc /
Albertson's L	013093AC3	8/4/2016
	$100.0	$1,250,000,000	$40,000	0.00%
	BAC, CITI, CS, DB, GS, MS	BANK OF
AMERICA NA
Allison Transmission Inc	019736AD9	9/14/2016
	$100.0	$1,000,000,000	$150,000	0.02%
	BAC, BCLY, CS, DB, GS, JPM	CITIGROUP
GLOBAL
Beazer Homes USA Inc	07556QBJ3	9/8/2016
	$100.0	$400,000,000	$15,000	0.00%
	CS,DB,GS	CREDIT SUISSE SECURITIES
(USA)
CSC Holdings LLC	126307AQ0	9/9/2016
	$100.0	$1,310,000,000	$310,000	0.02%
	BCLY, DB, JPM, SOCIETE, TD	JPMORGAN
SECURITIES INC
Crown Americas LLC / Crown Americas Capital Corp V
	22819KAA8	9/8/2016		$100.0
	$400,000,000	$105,000	0.03%
	BNP, CITI, DB, ING, ML, TD, WELLS
	CITIGROUP GLOBAL
Gray Television Inc	389375AK2	9/7/2016
	$100.0	$525,000,000	$40,000	0.01%
	BAC, DB, RBC, WELLS	WELLS FARGO
SECURITIES LLC
HCA Inc	404119BU2	8/8/2016		$100.0
	$1,200,000,000	$75,000	0.01%
	BCLY, CITI, CS, DB, GS, JPM, ML	JPMORGAN
SECURITIES INC
Hertz Corp/The	428040CS6	9/8/2016
	$100.0	$800,000,000	$40,000	0.01%
	BCLY, CITI, BNP, DB, GS, JPM, ML
	BARCLAYS CAPITAL (TRADING AS B
Landry's Inc	51509BAF1	9/20/2016
	$100.0	$600,000,000	$20,000	0.00%
	CITI, DB, JEFF, KBCM	JEFFERIES & CO.
MGM Growth Properties Operating Partnership LP /
MGP Finance Co-Issuer	55303XAA3	8/9/2016
	$100.0	$500,000,000	$40,000	0.01%
	BCLY, CITI, BNP, DB, JPM, FIFTH THIRD, ML, MS
	BANK OF AMERICA NA
MPT Operating Partnership LP / MPT Finance Corp
	55342UAG9	7/13/2016		$100.0
	$500,000,000	$20,000	0.00%
	BCLY, WELLS, GS, JPM, DB, SUNTRST, ML, KBCM
	GOLDMAN SACHS
NRG Energy Inc	629377CB6	7/19/2016
	$100.0	$1,250,000,000	$45,000	0.00%
	BCLY, BNP, CITI, CS, DB, ING, JPM, MS
	MORGAN STANLEY
NEXSTAR BROADCASTING INC	65341XAA6
	7/13/2016		$100.0	$900,000,000
	$30,000	0.00%		BAC, BLCY, CS,
DB, WELLS, SUNTRST	BANK OF AMERICA NA
Novelis Corp	670001AA4	8/15/2016
	$100.0	$1,150,000,000	$85,000	0.01%
	BCLY, CITI, CS, DB, JPM, MS, ML, WELLS
	MORGAN STANLEY
Novelis Corp	670001AC0	9/7/2016
	$100.0	$1,500,000,000	$165,000	0.01%
	BAC, BLCY, CITI, DB, HSBC, JPM, MS
	MORGAN STANLEY
Post Holdings Inc	737446AK0	7/25/2016
	$100.0	$1,750,000,000	$120,000	0.01%
	BAC,BCLY,CS,GS, DB, JPM	BARCLAYS
CAPITAL (TRADING AS B
REVLON ESCROW CORP	761519BE6	7/21/2016
	$100.0	$450,000,000	$20,000	0.00%
	BLCY, CITI, CS, DB, ML	BANK OF AMERICA NA
SPX FLOW Inc	78469XAE7	8/4/2016
	$100.0	$300,000,000	$20,000	0.01%
	DB, HSBC, JPM, ML	BANK OF AMERICA NA
LIONS GATE ENTERTAINMENT CORP	535919AL8
	10/13/2016		$100.0	$44,043,208
	$45,000	0.10%		BARCLAYS
CAPITAL, CS, DB, JPM, RBC, BNP, MUFG SECURITIES
AMERICAS INC, SUNTRST	JPMORGAN SECURITIES
INC
UNITED RENTALS (NORTH AMERICA) INC
	911365BF0	10/24/2016		$100.0
	$44,359,188	$55,000	0.12%
	BARCLAYS CAPITAL, CITI, DB, JPM, ML, MS,
MUFG SECURITIES AMERICAS INC, SCOTIA CAPITAL INC,
WELLS, BMO, PNC, SUNTRST	MORGAN STANLEY
NETFLIX INC	64110LAM8	10/24/2016
	$100.0	$44,359,188	$120,000	0.27%
	GS, JPM, MS, ALLEN & CO, DB	MORGAN
STANLEY
COOPER-STANDARD AUTOMOTIVE INC	216762AF1
	10/27/2016		$100.0	$43,864,588
	$65,000	0.15%		BAML,
BARCLAYS CAPITAL, DB, GS, JPM	BANK OF
AMERICA NA
BOMBARDIER INC	097751BP5	11/16/2016
	$99.0	$47,833,336	$104,941	0.22%
	BNP,C,CA,CS,JPM,GS,	BANK OF AMERICA NA
EP ENERGY LLC	268787AE8	11/17/2016
	$100.0	$47,889,056	$50,000	0.10%
	C,CS,JPM,RBC,BMO,UBS	GOLDMAN SACHS
TESORO LOGISTICS LP	88160QAN3	11/29/2016
	$100.0	$46,294,952	$340,000	0.73%
	BAML,BNP,C,CS,PNC,TD	RBC CAPITAL MARKETS